Exhibit 32.1

CERTIFICATIONS UNDER SECTION  906
OF THE SARBANES-OXLEY ACT OF 2002

The undersigned officers, Richard W. Kramp, Chief Executive Officer of Synovis Life Technologies, Inc., a Minnesota corporation (the “Company”), and Brett Reynolds, Chief Financial Officer of the Company, each hereby certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(i)
The Annual Report on Form 10-K of the Company for the fiscal year ended October 31, 2011 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(ii)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: January 6, 2012	By:	/s/ Richard W. Kramp
Name: Richard W. Kramp
Title: Chief Executive Officer

Date: January 6, 2012	By:	/s/ Brett Reynolds
Name: Brett Reynolds
Title: Vice-President of Finance, Chief Financial Officer and
Corporate Secretary